INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Registration Statement of Fifth Third Bancorp on Form S-4 of our reports dated February 15, 1994 and February 12, 1993, and the reference to us made under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/S/ Clines & Satterly, P.S.C.
Lexington, Kentucky
March 29, 1993